Exhibit 5.2

[Letterhead of Jennings, Strouss & Salmon, P.L.C.]

October 20, 2005

REM Arizona, Inc., and

REM Arizona Rehabilitation, Inc.

c/o National MENTOR, Inc.

313 Congress Street

5th Floor

Boston, MA 02210

Re:          Registration Statement on Form S-4

Dear Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to REM Arizona, Inc., and REM Arizona Rehabilitation, Inc. , each an Arizona corporation (each, a “Guarantor” and collectively, the “Arizona Guarantors”), in connection with the Arizona Guarantors’ proposed guarantees, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 9-5/8% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”).  The Exchange Notes are to be issued by National MENTOR, Inc., a Delaware corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (the Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 21, 2005, under the Securities Act of 1933, as amended (the “Securities Act”).  The obligations of the Issuer under the Exchange Notes will be guaranteed by the Arizona Guarantors (the “Guarantee”), along with other guarantors.  The Exchange Notes and the guarantees are to be issued pursuant to the Indenture, dated as of November 4, 2004 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments:

(i) the Articles of Incorporation of REM Arizona, Inc., as filed with the Arizona Corporation Commission (“ACC”) on November 27, 1996 and amended by Articles of Amendment filed with the ACC on July 21, 2000,

(ii)  the Bylaws of REM Arizona, Inc. dated October 26, 2004,

REM Arizona, Inc., and

REM Arizona Rehabilitation, Inc.

October 20, 2005

(iii) the Articles of Incorporation of REM Arizona Rehabilitation, Inc. as filed with the ACC on November 6, 1998,

(iv) the Bylaws of REM Arizona Rehabilitation, Inc. dated November 6, 1998,

(v) a written consents of the board of directors of each Arizona Guarantor with respect to the issuance of the Guarantee dated October 26, 2004,

(vi)  a Secretary’s Certificate of each Arizona Guarantor dated as of October 20, 2005, relating that (i) through (v) are true, accurate, complete and have not been modified, superseded or terminated,

(vii)  an Officer’s Certificate of each Arizona Guarantor dated as of October 20, 2005 regarding certain factual matters,

(viii)  Certificates of Good Standing from the ACC dated October 20, 2005,

(ix) a draft of the Registration Statement circulated to us on October 7, 2005, which we have assumed conforms in all material respects to the final registration statement,

and (x) the Indenture.

For purposes of this opinion, we have assumed with your permission, without independent investigation or inquiry the following matters: (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, (c) the conformity to authentic originals of all documents submitted to us as copies, (d) the authority of all persons signing on behalf of the parties thereto, (e) the due execution and delivery of all documents by the parties and the due authorization, power and capacity (corporate, governmental and otherwise), of all documents by the parties other than the Arizona Guarantors (collectively, the “Other Parties”), (f) the legal capacity of all natural persons executing the documents, (g) that the Indenture constitutes a legal, valid and binding obligation of the Other Parties, (h) that the Indenture accurately describes the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of its terms, (i) that the Other Parties will act in a commercially reasonable manner and in accordance with all legal requirements in enforcing their rights under the Indenture, (j) that the Issuer and the Arizona Guarantors own all the property, assets and rights purported to be owned by each of them, that they are solvent entities and that consummation of the transactions contemplated by the issuance of the Exchange Notes and the Guarantees will not render any of them insolvent, (k) that the application of Arizona law will not be contrary to a fundamental policy of the law of any other state, and the applicable law of any other state will not conflict with the public policy of the State of Arizona, to which we render no opinion, (l) that there is adequate consideration for the Arizona Guarantors to enter into the Guarantee, (m) that in connection with the issuance of the Exchange Notes and the performance by the parties of their respective rights and obligations thereunder, there will be no change in the corporate structure of the Issuer and the

REM Arizona, Inc., and

REM Arizona Rehabilitation, Inc.

October 20, 2005

respective Arizona Guarantors, their ownership or management structure or in their facilities or services provided. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the respective Arizona Guarantors and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity or commercial reasonableness (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and certain waivers, procedures, remedies and other provisions of the Indenture may be unenforceable and the use of those provisions may cause a discharge of the Guarantees, (iv) any law except the laws of the State of Arizona and the Arizona case law decided thereunder, (v) any “Blue Sky” laws and related regulations, and (vi) any requirements of Federal or Arizona laws relating to Medicare, Medicaid, the Arizona Health Care Cost Containment System or similar laws.  We understand that you are relying on other counsel for advise with respect to items (v) and (vi). .

The Indenture states that it is governed by the laws of the State of New York.  We render no opinion with respect to those laws.  For purposes of these opinions, we have assumed, with your consent, that the Indenture will be governed by the laws of Arizona, notwithstanding their express terms.  We express no opinion about what law will actually govern the Indenture.

Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement has been declared effective; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the existing 9-5/8% Senior Subordinated Notes due 2012, the Guarantee of the Exchange Notes issued by each of the Arizona Guarantors will be a valid and binding obligation of the respective Arizona Guarantors, enforceable against that Guarantor in accordance with its terms.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Arizona or the federal laws of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

REM Arizona, Inc., and

REM Arizona Rehabilitation, Inc.

October 20, 2005

We hereby consent to the filing of this opinion with the commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Jennings Strouss & Salmon, P.L.C.
Jennings Strouss & Salmon, P.L.C.